Exhibit 99.4

HOST MARRIOTT, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET

September 9, 2005

(unaudited, in millions, except per unit amounts)

September 9, 2005
ASSETS
Property and equipment, net	$7,204
Assets held for sale	13
Due from managers	66
Investments in affiliates	25
Deferred financing costs, net	69
Furniture, fixtures and equipment replacement fund	154
Other	130
Restricted cash	165
Cash and cash equivalents	402

Total assets	$8,228

LIABILITIES AND PARTNERS’ CAPITAL
Debt
Senior notes, including $492 million, net of discount, of Exchangeable Senior Debentures	$3,054
Mortgage debt	1,858
Convertible debt obligation to Host Marriott Corporation	492
Other	97

Total debt	5,501
Accounts payable and accrued expenses	129
Liabilities associated with assets held for sale	—
Other	153

Total liabilities	5,783

Minority interest	28
Limited partnership interests of third parties at redemption value (representing 20.0 million units)	353

Partners’ Capital
General partner	1
Cumulative redeemable preferred limited partner	241
Limited partner	1,805
Accumulated other comprehensive income	17

Total partners’ capital	2,064

Total liabilities and partners’ capital	$8,228

HOST MARRIOTT, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Year-to-Date Ended September 9, 2005 and September 10, 2004

(unaudited, in millions, except per unit amounts)

	Year-to-date ended
	September 9, 2005	September 10, 2004
REVENUES
Rooms	$1,612	$1,463
Food and beverage	785	751
Other	174	164

Total hotel sales	2,571	2,378
Rental income	76	74

Total revenues	2,647	2,452

EXPENSES
Rooms	392	366
Food and beverage	592	572
Hotel departmental expenses	710	666
Management fees	112	98
Other property-level expenses	205	206
Depreciation and amortization	254	242
Corporate and other expenses	45	43

Total operating costs and expenses	2,310	2,193

OPERATING PROFIT	337	259
Interest income	17	8
Interest expense	(318)	(356)
Net gains on property transactions	77	10
Gain (loss) on foreign currency and derivative contracts	1	(2)
Minority interest income (expense)	(6)	(3)
Equity in earnings (losses) of affiliates	(1)	(12)

INCOME (LOSS) BEFORE INCOME TAXES	107	(96)
Benefit from (provision for) income taxes	(23)	2

INCOME (LOSS) FROM CONTINUING OPERATIONS	84	(94)
Income from discontinued operations.	13	28

NET INCOME (LOSS)	97	(66)
Less: Distributions on preferred units	(21)	(28)
Issuance costs of redeemed preferred units	(4)	(4)

NET INCOME (LOSS) AVAILABLE TO COMMON UNITHOLDERS	$72	$(98)

BASIC AND DILUTED EARNINGS (LOSS) PER COMMON UNIT:
Continuing operations	$.16	$(.36)
Discontinued operations	.03	.08

BASIC AND DILUTED EARNINGS (LOSS) PER COMMON UNIT	$.19	$(.28)

HOST MARRIOTT, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Year-to-Date Ended September 9, 2005 and September 10, 2004

(unaudited, in millions)

	Year-to-date ended
	September 9, 2005	September 10, 2004
OPERATING ACTIVITIES
Net income (loss)	$97	$(66)
Adjustments to reconcile to cash provided by operations:
Discontinued operations:
Gain on dispositions	(12)	(20)
Depreciation	1	9
Depreciation and amortization	254	242
Amortization of deferred financing costs	10	11
Income taxes	18	(10)
Net gains on property transactions	(73)	(3)
(Gain) loss on foreign currency and derivative contracts	(1)	2
Equity in losses of affiliates	1	12
Minority interest expense	6	3
Change in due from managers	9	(2)
Changes in other assets	(13)	19
Changes in other liabilities	12	9

Cash provided by operations	309	206

INVESTING ACTIVITIES
Acquisitions	(5)	(474)
Deposits for hotel acquisitions	(12)	(3)
Proceeds from sale of assets, net of expenses	100	155
Proceeds from sale of interest in CBM Joint Venture LLC, net of expenses	90	—
Distributions from equity investments	2	2
Capital expenditures:
Renewals and replacements	(147)	(147)
Repositionings and other investments	(46)	(14)
Change in furniture, fixtures and equipment replacement fund	(3)	(6)
Other	(13)	—

Cash used in investing activities	(34)	(487)

FINANCING ACTIVITIES
Financing costs	(12)	(7)
Issuance of debt	650	829
Issuance of common units	—	301
Issuance of Class E preferred units	—	98
Redemption of preferred units	(100)	(104)
Debt prepayments	(609)	(1,196)
Scheduled principal repayments	(43)	(43)
Distributions on common units	(68)	—
Distributions on preferred units	(24)	(29)
Distributions to minority interests	(3)	(5)
Change in restricted cash	(11)	(10)

Cash used in financing activities	(220)	(166)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	55	(447)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	347	764

CASH AND CASH EQUIVALENTS, END OF PERIOD	$402	$317

HOST MARRIOTT, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS—(Continued)

Year-to-Date Ended September 9, 2005 and September 10, 2004

(unaudited, in millions)

Supplemental disclosure of noncash investing and financing activities:

Through year-to-date September 9, 2005 and September 10, 2004, minority partners converted operating partnership units, or OP units, valued at approximately $16.1 million and $17.6 million, respectively, in exchange for approximately 1.0 million shares and 1.4 million shares, respectively, of common stock of Host Marriott Corporation.

On January 3, 2005, we transferred $47 million of preferred units of Vornado Realty Trust, which we had purchased on December 30, 2004, in redemption of a minority partner’s interest in a consolidated partnership.

On January 6, 2005, we sold the Hartford Marriott at Farmington for a purchase price of approximately $25 million, including the assumption of approximately $20 million of mortgage debt by the buyer.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

1. Organization

Host Marriott, L.P., a Delaware limited partnership, or Host LP, operating through an umbrella partnership structure with Host Marriott Corporation, or HMC, as the sole general partner, is primarily the owner of hotel properties. HMC operates as a self-managed and self-administered real estate investment trust, or REIT, with its operations conducted solely through us and our subsidiaries. HMC holds approximately 95% of the partnership interests, or OP units, of Host LP.

2. Summary of Significant Accounting Policies

We have condensed or omitted certain information and footnote disclosures normally included in financial statements presented in accordance with U.S. generally accepted accounting principles, or GAAP, in the accompanying unaudited condensed consolidated financial statements. We believe the disclosures made are adequate to prevent the information presented from being misleading. However, the unaudited condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2004.

In our opinion, the accompanying unaudited condensed consolidated financial statements reflect all adjustments necessary to present fairly our financial position as of September 9, 2005 and the results of our operations and our cash flows for the year-to-date ended September 9, 2005 and September 10, 2004. Interim results are not necessarily indicative of full-year performance because of the impact of seasonal and short-term variations.

Certain reclassifications have been made to the prior period financial statements to conform to the current presentation.

Revenues

Our results of operations primarily reflect revenues of our hotels, which are recognized when the services are rendered.

Reporting Periods

The results we report in our consolidated statement of operations are based on results reported to us by our hotel managers. These hotel managers use different reporting periods. Marriott International, Inc., the manager of the majority of our properties, uses a fiscal year ending on the Friday closest to December 31 and reports twelve weeks of operations for the first three quarters of the year and sixteen or seventeen weeks for the fourth quarter of the year for its Marriott-managed hotels. In contrast, other managers of our hotels, such as Hyatt, report results on a monthly basis. For results reported by hotel managers using a monthly reporting period (approximately one-fourth of our full-service hotels), the month of operation that ends after our fiscal quarter-end is included in our results of operations in the following fiscal quarter. Accordingly, our results of operations include results from hotel managers reporting results on a monthly basis as follows: first quarter (January, February), second quarter (March to May), third quarter (June to August), and fourth quarter (September to December). We elected to adopt the reporting period used by Marriott International modified so that our fiscal year always ends on December 31. Accordingly, our first three quarters of operations end on the same day as Marriott International but our fourth quarter ends on December 31.

Restricted Cash

Restricted cash includes reserves for debt service, real estate taxes, insurance, furniture and fixtures as well as cash collateral and excess cash flow deposits which are the result of mortgage debt agreement restrictions and provisions.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(unaudited)

Furniture, Fixtures and Equipment Replacement Fund

We maintain a furniture, fixtures and equipment replacement fund for renewal and replacement capital expenditures at certain hotels, which is generally funded with approximately 5% of property revenues.

Accounting for Stock-based Compensation

HMC maintains two stock-based employee compensation plans. Prior to 2002, HMC accounted for those plans in accordance with APB Opinion No. 25, “Accounting for Stock Issued to Employees.” Effective January 1, 2002, HMC adopted the fair value recognition provisions of SFAS No. 123, “Accounting for Stock-Based Compensation,” and applied it prospectively to all employee awards granted, modified or settled after January 1, 2002. The following table illustrates the effect on net income (loss) and earnings (loss) per common unit if the fair value based method had been applied to all of the outstanding and unvested awards in each period.

	Year-to-date ended
	September 9, 2005	September 10, 2004
	(in millions, except per unit amounts)
Net income (loss), as reported	$97	$(66)
Add: Total stock-based employee compensation expense included in reported net income (loss), net of related tax effects	14	14
Deduct: Total stock-based employee compensation expense determined under fair value method for all awards, net of related tax effects	(14)	(14)

Pro forma net income (loss)	97	(66)
Distributions on preferred OP units	(21)	(28)
Issuance costs of redeemed preferred OP units (1)	(4)	(4)

Pro forma net income (loss) available to common OP unitholders	$72	$(98)

Earnings (loss) per unit
Basic and diluted—as reported	$.19	$(.28)

Basic and diluted—pro forma	$.19	$(.28)

(1)	Represents the original issuance costs associated with the Class B preferred OP units in 2005 and the Class A preferred OP units in 2004. For further detail see note 5.

Application of New Accounting Standards

In December 2004, the FASB issued SFAS No. 123R, “Share-Based Payment,” or FAS 123R, which requires that the cost resulting from all share-based payment transactions be recognized in the financial statements. The statement requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award—the requisite service period (usually the vesting period). No compensation cost is recognized for equity instruments for which employees do not render the requisite service. Employee share purchase plans will not result in recognition of compensation cost if certain conditions are met; those conditions are much the same as the related conditions in FAS 123. The provisions of FAS 123R are effective as of the beginning of the first annual reporting period that begins after June 15, 2005. HMC adopted the fair value provisions of FAS 123 in 2002 and, therefore, have recognized the costs associated with all share-based payment awards granted after January 1, 2002. The adoption of FAS 123R in 2006 will not have a material effect on our financial position or results of operations.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(unaudited)

During November 2004, the FASB ratified the Emerging Issues Task Force, or EITF, on EITF Consensus Issue No. 04-8, “The Effect of Contingently Convertible Debt on Diluted Earnings per Share.” EITF 04-8 requires contingently convertible debt instruments to be included in diluted earnings per share, if dilutive, regardless of whether a market price contingency for the conversion of the debt into common shares or any other contingent factor has been met. Prior to this consensus, such instruments were excluded from the calculation until one or more of the contingencies were met. EITF 04-8 is effective for reporting periods ending after December 15, 2004 and requires restatement of prior period earnings per share amounts. As a result, we have restated our diluted earnings (loss) per unit to include, if dilutive, the common units that are issuable from the conversion of the Exchangeable Senior Debentures. The adoption of EITF 04-8 had no effect on previously issued 2004 quarterly or annual earnings (loss) per unit amounts.

3. Earnings (Loss) per Common Unit

Basic earnings (loss) per common unit is computed by dividing net income (loss) available to common OP unitholders by the weighted average number of common OP units outstanding. Diluted earnings (loss) per common unit is computed by dividing net income (loss) available to common OP unitholders as adjusted for potentially dilutive securities, by the weighted average number of common OP units outstanding plus potentially dilutive securities. Dilutive securities may include units distributed to HMC for HMC common shares granted under comprehensive stock plans, preferred OP units held by minority partners and other minority interests that have the option to convert their interests to common OP units, the Convertible debt obligation to HMC and the Exchangeable Subordinated Debentures. No effect is shown for securities that are anti-dilutive.

	Year-to-date ended
	September 9, 2005			September 10, 2004
	Income/ (loss)	Units	Per Unit Amount	Income/ (loss)	Units	Per Unit Amount
	(in millions, except per unit amounts)
Net income (loss)	$97	373.0	$.26	$(66)	354.4	$(.19)
Distributions on preferred OP units	(21)	—	(.06)	(28)	—	(.08)
Issuance costs of redeemed preferred OP units (1)	(4)	—	(.01)	(4)	—	(.01)

Basic earnings (loss) available to common unitholders	72	373.0	.19	(98)	354.4	(.28)

Assuming distribution of units granted under the comprehensive stock plan less shares assumed purchased at average market price	—	2.4	—	—	—	—

Diluted earnings (loss) available to common unitholders	$72	375.4	$.19	$(98)	354.4	$(.28)

(1)	Represents the original issuance costs associated with the Class B preferred OP units in 2005 and the Class A preferred OP units in 2004. For further detail see Note 5.

4. Debt

During the third quarter, we exchanged all of our $650 million 6 3/8% Series N senior notes for our 6 3/8% Series O senior notes. The terms of the Series O senior notes are substantially identical in all material aspects, except that the Series O senior notes are registered under the Securities Act of 1933 and are therefore, freely transferable by the holders.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(unaudited)

The following table summarizes significant debt transactions since the beginning of 2005 (in millions):

Transaction Date		Description of Transaction	Transaction Amount
May	2005	Prepayment of the 9% mortgage debt on two Ritz-Carlton hotels	$(140)
April	2005	Discharge of the remaining 8 3/8% Series E senior notes	(20)
April	2005	Redemption of 7 7/8% Series B senior notes	(169)
March	2005	Repurchase of 8 3/8% Series E senior notes	(280)
March	2005	Proceeds from the issuance of 6 3/8% Series N senior notes (a)	650
January	2005	8.35% mortgage on the Hartford Marriott at Farmington assumed by buyer	(20)

(a)	Approximately $11 million of financing costs related to the debt issuance were deferred and will be amortized over the life of the debt.

As a result of the repayment transactions described above, we incurred $30 million of interest expense during 2005 for the call premiums and the acceleration of deferred financing costs and original issue discounts.

5. Preferred OP Unit Redemption

On May 20, 2005, we redeemed, at par, all four million units of our 10% Class B Cumulative Preferred OP units, or Class B preferred OP units, for approximately $101 million, including accrued distributions. The fair value of our Class B preferred OP units (which is equal to the redemption price) exceeded the carrying value of the preferred OP units by approximately $4 million. The $4 million represents the original issuance costs. Accordingly, this amount has been reflected in the determination of net income available to common unitholders for the purpose of calculating our basic and diluted earnings per unit.

6. Distributions

On September 16, 2005, HMC’s Board of Directors declared a cash dividend of $0.11 per share for its common stock. The dividend was paid on October 17, 2005 to stockholders of record as of September 30, 2005. Accordingly, we made a $0.11 distribution per common OP unit.

Additionally, on September 16, 2005, HMC’s Board of Directors declared a quarterly cash dividend of $0.625 per share for its Class C preferred stock and a cash dividend of $0.5546875 per share for its Class E preferred stock. The dividends were paid on October 17, 2005 to preferred stockholders of record as of September 30, 2005. Accordingly, we made a similar distribution on our Class C and E preferred OP units.

7. Geographic Information

We consider each one of our full-service hotels to be an operating segment, none of which meets the threshold for a reportable segment. We also allocate resources and assess operating performance based on individual hotels. All of our non-full-service hotel activities (primarily our limited-service leased hotels and office buildings) are immaterial. Accordingly, we report one business segment, hotel ownership. As of September 9, 2005, our foreign operations consist of four properties located in Canada and one property located in Mexico. There were no intercompany sales between our domestic properties and our foreign properties. The following table presents revenues for each of the geographical areas in which we operate:

	Year-to-date ended
	September 9, 2005	September 10, 2004
	(in millions)
United States	$2,572	$2,378
Canada	60	57
Mexico	15	17

Total revenue	$2,647	$2,452

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(unaudited)

8. Comprehensive Income (Loss)

Our other comprehensive income (loss) consists of unrealized gains and losses on foreign currency translation adjustments and the receipt of cash from HMS Host Corporation, or HM Services, subsequent to the exercise of the options held by certain former and current employees of Marriott International, pursuant to our distribution agreement with HM Services.

	Year-to-date ended
	September 9, 2005	September 10, 2004
	(in millions)
Net income (loss)	$97	$(66)
Other comprehensive income	4	—

Comprehensive income (loss)	$101	$(66)

9. Discontinued Operations

Assets Held for Sale. During the third quarter, we entered into a definitive, binding agreement to sell Charlotte Marriott Executive Park, which was subsequently sold on October 7, 2005. We reclassified the assets and liabilities relating to this hotel as of September 9, 2005, respectively, as detailed in the following table:

2005
(in millions)
Property and equipment, net	$13
Other assets	—

Total assets	$13

Other liabilities	—

Total liabilities	$—

Dispositions. We sold four hotels during the first quarter of 2005 for net proceeds of approximately $100 million. All of these properties were classified as held for sale as of December 31, 2004. The following table summarizes the revenues, income before taxes, and the gain on dispositions, net of tax, of the hotels which have been reclassified to discontinued operations in the consolidated statements of operations for the periods presented, including the Charlotte Executive Park Marriott and the operations of nine additional hotels through the date of their disposition in 2004.

	Year-to-date ended
	September 9, 2005	September 10, 2004
	(in millions)
Revenues	$9	$104
Income before taxes	1	9
Gain on dispositions, net of tax	12	20

10. Supplemental Guarantor and Non-Guarantor Subsidiary Information

All of our subsidiaries guarantee our senior notes except those owning 22 of the full-service hotels and HMH HPT RIBM LLC and HMH HPT CBM LLC, the lessees of the Residence Inn and Courtyard properties,

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(unaudited)

respectively. The separate financial statements of each guaranteeing subsidiary (each, a “Guarantor Subsidiary”) are not presented because we have concluded that such financial statements are not material to investors. The guarantee of each Guarantor Subsidiary is full and unconditional and joint and several and each Guarantor Subsidiary is wholly owned.

The following condensed consolidating information sets forth the financial position as of September 9, 2005, results of operations and cash flows for the year-to-date ended September 9, 2005 and September 10, 2004 of the parent, Guarantor Subsidiaries and the Non-Guarantor Subsidiaries:

Supplemental Condensed Consolidating Balance Sheets

(in millions)

September 9, 2005

	Parent	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Property and equipment, net	$898	$3,287	$3,019	$—	$7,204
Assets held for sale	13	—	—	—	13
Due from managers	(1)	6	61	—	66
Investments in affiliates	3,228	1,094	30	(4,327)	25
Rent receivable	—	13	145	(158)	—
Deferred financing costs, net	52	—	17	—	69
Furniture, fixtures and equipment replacement fund	97	28	29	—	154
Other	678	43	178	(769)	130
Restricted cash	1	1	163	—	165
Cash and cash equivalents	204	14	184	—	402

Total assets	$5,170	$4,486	$3,826	$(5,254)	$8,228

Debt	$2,845	$1,265	$1,978	$(587)	$5,501
Other liabilities	115	346	368	(547)	282

Total liabilities	2,960	1,611	2,346	(1,134)	5,783
Minority interests	—	—	28	—	28
Limited partner interest of third parties at redemption value	353	—	—	—	353
Partners’ capital	1,857	2,875	1,452	(4,120)	2,064

Total liabilities and partners’ capital	$5,170	$4,486	$3,826	$(5,254)	$8,228

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(unaudited)

Supplemental Condensed Consolidating Statements of Operations

(in millions)

Year-to-date ended September 9, 2005

	Parent	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
REVENUES	$213	$248	$2,418	$(232)	$2,647
Hotel operating expenses	—	—	(1,806)	—	(1,806)
Property-level expenses	(26)	(67)	(112)	—	(205)
Depreciation and amortization	(35)	(113)	(106)	—	(254)
Corporate and other expenses	(5)	(20)	(20)	—	(45)
Rental expense	—	—	(401)	401	—
Gains on property transactions	2	1	74	—	77
Interest income	21	1	7	(12)	17
Interest expense	(126)	(100)	(104)	12	(318)
Gain (loss) on foreign currency and derivative contracts	1	—	—	—	1
Minority interest expense	—	—	(6)	—	(6)
Equity in earnings (losses) of affiliates	(117)	28	(4)	92	(1)

Income (loss) before income taxes	(72)	(22)	(60)	261	107
Provision for income taxes	(2)	—	(21)	—	(23)

INCOME (LOSS) FROM CONTINUING OPERATIONS	(74)	(22)	(81)	261	84
Income (loss) from discontinued operations	2	21	(10)	—	13

NET INCOME (LOSS)	$(72)	$(1)	$(91)	$261	$97

Year-to-date ended September 10, 2004

	Parent	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
REVENUES	$294	$215	$2,304	$(361)	$2,452
Hotel operating expenses	—	—	(1,702)	—	(1,702)
Property-level expenses	(27)	(69)	(110)	—	(206)
Depreciation and amortization	(34)	(106)	(102)	—	(242)
Corporate and other expenses	(2)	(20)	(21)	—	(43)
Rental expense	—	—	(361)	361	—
Minority interest expense	—	—	(3)	—	(3)
Interest income	26	7	3	(28)	8
Interest expense	(171)	(96)	(117)	28	(356)
Gains on property transactions	—	—	10	—	10
Gain (loss) on foreign currency and derivative contracts	(2)	—	—	—	(2)
Equity in earnings (losses) of affiliates	(171)	22	(15)	152	(12)

Income (loss) before income taxes	(87)	(47)	(114)	152	(96)
Provision for income taxes	(3)	—	5	—	2

INCOME (LOSS) FROM CONTINUING OPERATIONS	(90)	(47)	(109)	152	(94)
Income from discontinued operations	20	4	4	—	28

NET INCOME (LOSS)	$(70)	$(43)	$(105)	$152	$(66)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(unaudited)

Supplemental Condensed Consolidating Statements of Cash Flows

(in millions)

Year-to-date September 9, 2005

	Parent	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Consolidated
OPERATING ACTIVITIES
Cash provided by (used in) operations	$264	$66	$(21)	$309

INVESTING ACTIVITIES
Acquisitions	(5)	—	—	(5)
Deposits for hotel acquisitions	—	(12)	—	(12)
Proceeds from sale of assets, net	—	15	85	100
Proceeds from sale of interest in CBM Joint Venture LLC, net	90	—	—	90
Distributions from equity investments	1	1	—	2
Capital expenditures	(44)	(68)	(81)	(193)
Change in furniture, fixtures and equipment replacement fund	(64)	3	58	(3)
Other	(13)	—	—	(13)

Cash provided by (used in) investing activities	(35)	(61)	62	(34)

FINANCING ACTIVITIES
Issuance of debt	650	—	—	650
Financing costs	(12)	—	—	(12)
Redemption of Class B preferred OP units	(100)	—	—	(100)
Scheduled principal repayments	(1)	(9)	(33)	(43)
Debt prepayments	(469)	(140)	—	(609)
Distributions on common OP units	(68)	—	—	(68)
Distributions on preferred OP units	(24)	—	—	(24)
Distributions to minority interests	—	—	(3)	(3)
Change in restricted cash	2	7	(20)	(11)
Transfers to/from Parent	(297)	141	156	—

Cash provided by (used in) financing activities	(319)	(1)	100	(220)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	$(90)	$4	$141	$55

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(unaudited)

Year-to-date September 10, 2004

	Parent	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Consolidated
OPERATING ACTIVITIES
Cash provided by (used in) operations	$183	$43	$(20)	$206

INVESTING ACTIVITIES
Acquisitions	(474)	—	—	(474)
Deposit for hotel acquisitions	—	(3)	—	(3)
Proceeds from sale of assets, net	93	35	27	155
Distributions from equity investments	—	2	—	2
Capital expenditures	(24)	(76)	(61)	(161)
Change in furniture, fixtures and equipment replacement Fund	(4)	1	(3)	(6)

Cash used in investing activities	(409)	(41)	(37)	(487)

FINANCING ACTIVITIES
Issuance of debt	829	—	—	829
Financing costs	(7)	—	—	(7)
Redemption or repurchase of OP units for cash	(104)	—	—	(104)
Issuance of common OP units	301	—	—	301
Issuance of Class E preferred OP units	98	—	—	98
Scheduled principal repayments	—	(9)	(34)	(43)
Debt prepayments	(1,113)	(45)	(38)	(1,196)
Distributions on preferred OP units	(29)	—	—	(29)
Distributions to minority interests	—	—	(5)	(5)
Change in restricted cash	31	(7)	(34)	(10)
Transfers to/from Parent	(135)	57	78	—

Cash used in financing activities	(129)	(4)	(33)	(166)

DECREASE IN CASH AND CASH EQUIVALENTS	$(355)	$(2)	$(90)	$(447)

11. Subsequent Events

On September 30, 2005, we acquired the 834-room Hyatt Regency, Washington, D.C. on Capitol Hill for a purchase price of approximately $274 million.

On October 7, 2005, we sold the 297-room Charlotte Marriott Executive Park, which is classified as held-for-sale at September 9, 2005, for total proceeds of approximately $21 million, resulting in a gain of approximately $7 million.

On October 17, 2005, we repaid the remaining $19 million balance of the mortgage debt secured by two of our Canadian properties and, on October 18, 2005, we terminated the remaining foreign currency contracts for a payment of approximately $10 million.

On November 14, 2005, we signed a definitive merger agreement to acquire 38 luxury and upper-upscale hotels from Starwood Hotels and Resorts (“Starwood”) for approximately $4.04 billion. The portfolio consists of 25 domestic and 13 international properties and a total of 18,964 rooms managed under the Westin, Sheraton, W Hotels, The Luxury Collection and St. Regis brands. As part of this transaction, we expect to assume approximately $704 million of debt and to issue approximately $2.3 billion of equity (133,529,412 common shares at the exchange price of $17.00 per share) to Starwood stockholders. The remainder of the purchase price will be paid in cash. The transaction is expected to close in the first quarter of 2006, and is subject to the approval of our stockholders, as well as other closing conditions. The boards of directors of both companies have approved the proposed transaction.